Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Advance Auto Parts, Inc.

(Exact name of obligor as specified in its charter)

See Table of additional registrants

Delaware	54-2049910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2635 East Millbrook Road Raleigh, North Carolina	27604
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Table of additional registrants

Exact name of additional registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
AAP Financial Services, Inc.	Virginia	45-4110599
Advance Auto Business Support, LLC	Virginia	26-1629361
Advance Auto Innovations, LLC	Virginia	54-2061915
Advance e-Service Solutions, Inc.	Virginia	45-3076919
Advance Patriot, Inc.	Delaware	20-2321090
Advance Stores Company, Incorporated	Virginia	54-0118110
Advance Trucking Corporation	Virginia	54-1895223
Autopart International, Inc.	Massachusetts	04-2261826
B.W.P. Distributors, Inc.	New York	13-3143287
Crossroads Global Trading Corp.	Virginia	26-1629453
Discount Auto Parts, LLC	Virginia	59-1447420
Driverside, Inc.	Delaware	26-0721672
E-Advance, LLC	Virginia	26-4627308
General Parts Distribution LLC	North Carolina	26-1470711
General Parts International, Inc.	North Carolina	20-1636773
General Parts, Inc.	North Carolina	56-0663185
Golden State Supply LLC	Nevada	74-3084679
GPI Technologies LLC	Delaware	26-1459089
Lee Holdings NC, Inc.	Delaware	46-1771895
MotoLogic, Inc.	Delaware	61-1596479
Straus-Frank Enterprises LLC	Texas	74-2900805
Western Auto of Puerto Rico, Inc.	Delaware	43-1544437
Western Auto of St. Thomas, Inc.	Delaware	66-1469029
Western Auto Supply Company	Delaware	54-1911686
WORLDPAC Puerto Rico, LLC	Delaware	27-1480533
WORLDPAC, Inc.	Delaware	76-0428728
Worldwide Auto Parts, Inc.	California	33-0277362

(1)

With the exception of Autopart International, Inc., the address, including zip code, of each additional registrant is 5008 Airport Road, Roanoke, Virginia 24012, and the phone number, including area code, is (540) 362-4911. The address, including zip code, of Autopart International, Inc., is 192 Mansfield Ave., Norton, Massachusetts 02766, and the phone number, including area code, is (781) 784-1111.

Item 1. General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and State of Florida on the 22nd day of September 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Tina D. Gonzalez
Tina D. Gonzalez
Vice President

EXHIBIT 6

September 22, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Tina D. Gonzalez
Tina D. Gonzalez
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$24,026
Interest-bearing balances		234,953
Securities:
Held-to-maturity securities		168,952
Available-for-sale securities		220,190
Equity Securities with readily determinable fair value not held for trading		295
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		23
Securities purchased under agreements to resell		69,768
Loans and lease financing receivables:
Loans and leases held for sale		31,851
Loans and leases, net of unearned income	901,533
LESS: Allowance for loan and lease losses	18,587
Loans and leases, net of unearned income and allowance		882,946
Trading Assets		54,369
Premises and fixed assets (including capitalized leases)		11,582
Other real estate owned		190
Investments in unconsolidated subsidiaries and associated companies		13,135
Direct and indirect investments in real estate ventures		23
Intangible assets		31,115
Other assets		56,522

Total assets		$1,799,940
LIABILITIES
Deposits:
In domestic offices		$1,464,907
Noninterest-bearing	522,621
Interest-bearing	942,286
In foreign offices, Edge and Agreement subsidiaries, and IBFs		36,301
Noninterest-bearing	851
Interest-bearing	35,450
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,047
Securities sold under agreements to repurchase		6,465

Dollar Amounts In Millions
Trading liabilities	11,918
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	56,468
Subordinated notes and debentures	12,503
Other liabilities	32,879

Total liabilities	$1,631,488
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,730
Retained earnings	51,212
Accumulated other comprehensive income	1,959
Other equity capital components	0

Total bank equity capital	168,420
Noncontrolling (minority) interests in consolidated subsidiaries	32
Total equity capital	168,452

Total liabilities, and equity capital	$1,799,940

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Maria R. Morris

Theodore F. Craver, Jr.

Juan A. Pujadas